Exhibit 99.1

Contacts:
Chad Holmes	Jamie Bernard, IRC
Chief Financial Officer	Senior Associate
Charles River Associates	Sharon Merrill Associates, Inc.
312-377-2322	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
FINANCIAL RESULTS FOR THE SECOND QUARTER OF 2019

CRA Reports Highest Q2 Revenue in Its History;

Strength Across Services and Geographies Continues to Drive Growth

BOSTON, August 1, 2019 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fiscal second quarter ended June 29, 2019.

Key Second-Quarter Fiscal 2019 Highlights

•                  Revenue grew 4.8% year over year to $110.6 million, which represents the highest second-quarter revenue in CRA’s history. On a constant currency basis relative to the second quarter of fiscal 2018 (“constant currency basis”), revenue would have been higher by $1.2 million, or $111.8 million, resulting in year-over-year revenue growth of 5.9%.

•                  Utilization was 77%, as quarter-end headcount increased 5.7% year over year.

•                  Net income was $5.6 million, or 5.0% of revenue, compared with $6.8 million, or 6.5% of revenue, in the second quarter of fiscal 2018; non-GAAP net income was $6.1 million, or 5.5% of revenue, compared with $5.8 million, or 5.5% of revenue, in the second quarter of fiscal 2018. On a constant currency basis, GAAP and non-GAAP net income would have been lower by $0.1 million.

•                  Earnings per diluted share were $0.68, compared with $0.79 in the second quarter of fiscal 2018; non-GAAP earnings per diluted share were $0.73, compared with $0.67 in the second quarter of fiscal 2018. On a constant currency basis, GAAP and non-GAAP earnings per diluted share would have been lower by $0.01 per diluted share.

•                  Non-GAAP EBITDA was $11.7 million, or 10.6% of revenue, compared with $10.7 million, or 10.2% of revenue, in the second quarter of fiscal 2018. On a constant currency basis, non-GAAP EBITDA would have been lower by $0.1 million.

•                  CRA returned $8.8 million of capital to its shareholders, consisting of $1.6 million of dividend payments and $7.2 million for share repurchases of approximately 177,000 shares.

Management Commentary

“I am pleased to report a continuation of CRA’s strong performance with the highest second quarter revenue in our company history,” said Paul Maleh, CRA’s President and Chief Executive Officer. “Notably, our growth was entirely organic. Exceptional performances in the quarter were delivered by our Auctions & Competitive Bidding, Financial Economics, Forensic Services, Intellectual Property, and Life Sciences practices. The Antitrust & Competition Economics practice also reported a strong quarter. From a geographic perspective, North America was up 2% and Europe was up 16% year-over-year.”

Outlook and Financial Guidance

“We are reaffirming our guidance for full year fiscal 2019 of revenue in the range of $430 million to $445 million, and non-GAAP EBITDA margin in the range of 9.2% to 10.2%, both on a constant currency basis relative to fiscal 2018. While we are pleased with our operational performance in the first half of fiscal 2019, we remain mindful that uncertainties around global economic and political conditions can affect our business,” Maleh concluded.

CRA does not provide reconciliations of its annual non-GAAP EBITDA margin guidance to GAAP net income margin because CRA is unable to estimate with reasonable certainty the revaluation of contingent consideration liabilities, unusual gains or charges, foreign currency exchange rates, and the resulting effect of these items, and of equity awards, on CRA’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.

Quarterly Dividend

On August 1, 2019, CRA’s Board of Directors declared a quarterly cash dividend of $0.20 per common share, payable on September 13, 2019 to shareholders of record as of August 27, 2019. CRA expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call today at 10:00 a.m. ET to discuss its second-quarter 2019 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at

http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.

In combination with this press release, CRA has posted prepared remarks by its CFO Chad Holmes under “Conference Call Materials” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

NON-GAAP FINANCIAL MEASURES

In this release, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with financial measures that were not calculated in accordance with GAAP. CRA believes that the non-GAAP financial measures described in this press release are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results and financial condition. In addition, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments described below are made to the performance measures for some of CRA’s performance-based compensation.

The adjustments made to the financial measures identified in this release as “non-GAAP” are as follows: for all periods presented, the adjustments exclude non-cash amounts relating to valuation changes in contingent consideration and related tax effects; for the year to date period ended June 30, 2018, the adjustments also exclude net costs related to lease recapture and related tax effects. This release also presents certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on

CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates. Finally, this release also presents the non-GAAP financial metric EBITDA.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in this release. EBITDA and the financial measures identified in this release as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of this press release. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

SAFE HARBOR STATEMENT

Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future revenue and non-GAAP EBITDA margin, the impact of exchange rate fluctuations on our financial results, the continuation of or building on any trend or momentum, our expectations regarding the payment of any future quarterly dividends, and statements using the terms “outlook,” “expect,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual revenue and non-GAAP EBITDA margin in fiscal 2019 on a constant currency basis relative to fiscal 2018 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained in or implied by the other forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations;

changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED

JUNE 29, 2019 COMPARED TO JUNE 30, 2018

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	June 29, 2019	As a % of Revenue	June 30, 2018	As a % of Revenue	June 29, 2019	As a % of Revenue	June 30, 2018	As a % of Revenue
Revenues	$110,573	100.0%	$105,538	100.0%	$216,422	100.0%	$205,014	100.0%
Cost of services (exclusive of depreciation and amortization)	75,972	68.7%	69,705	66.0%	149,607	69.1%	139,096	67.8%
Selling, general and administrative expenses	23,737	21.5%	23,739	22.5%	46,480	21.5%	45,389	22.1%
Depreciation and amortization	2,553	2.3%	2,433	2.3%	5,169	2.4%	4,664	2.3%
Income from operations	8,311	7.5%	9,661	9.2%	15,166	7.0%	15,865	7.7%

Interest and other income (expense), net	(364)	-0.3%	76	0.1%	(1,119)	-0.5%	(202)	-0.1%
Income before provision for income taxes	7,947	7.2%	9,737	9.2%	14,047	6.5%	15,663	7.6%
Provision for income taxes	2,367	2.1%	2,898	2.7%	3,802	1.8%	3,938	1.9%
Net income	$5,580	5.0%	$6,839	6.5%	$10,245	4.7%	$11,725	5.7%

Net Income per share:
Basic	$0.70		$0.84		$1.28		$1.43
Diluted	$0.68		$0.79		$1.23		$1.35

Weighted average number of shares outstanding:
Basic	7,925		8,053		7,970		8,169
Diluted	8,218		8,550		8,282		8,649

CRA INTERNATIONAL, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED

JUNE 29, 2019 COMPARED TO JUNE 30, 2018

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	June 29, 2019	As a % of Revenue	June 30, 2018	As a % of Revenue	June 29, 2019	As a % of Revenue	June 30, 2018	As a % of Revenue
Revenues	$110,573	100.0%	$105,538	100.0%	$216,422	100.0%	$205,014	100.0%

Net income	$5,580	5.0%	$6,839	6.5%	$10,245	4.7%	$11,725	5.7%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:

Non-cash valuation change in contingent consideration	651	0.6%	(1,739)	-1.6%	434	0.2%	(1,846)	-0.9%
Net costs related to lease recapture	—	—	—	—	—	—	555	0.3%
Tax effect on adjustments	(174)	-0.2%	701	0.7%	(116)	-0.1%	633	0.3%
Non-GAAP net income	$6,057	5.5%	$5,801	5.5%	$10,563	4.9%	$11,067	5.4%

Non-GAAP net Income per share:
Basic	$0.76		$0.72		$1.32		$1.35
Diluted	$0.73		$0.67		$1.27		$1.27

Weighted average number of shares outstanding:
Basic	7,925		8,053		7,970		8,169
Diluted	8,218		8,550		8,282		8,649

CRA INTERNATIONAL, INC.

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED

JUNE 29, 2019 COMPARED TO JUNE 30, 2018

(IN THOUSANDS)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	June 29, 2019	As a % of Revenue	June 30, 2018	As a % of Revenue	June 29, 2019	As a % of Revenue	June 30, 2018	As a % of Revenue
Revenues	$110,573	100.0%	$105,538	100.0%	$216,422	100.0%	$205,014	100.0%

Net Income	$5,580	5.0%	$6,839	6.5%	$10,245	4.7%	$11,725	5.7%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	651	0.6%	(1,739)	-1.6%	434	0.2%	(1,846)	-0.9%
Net costs related to lease recapture	—	—	—	—	—	—	555	0.3%
Tax effect on adjustments	(174)	-0.2%	701	0.7%	(116)	-0.1%	633	0.3%
Non-GAAP net income	$6,057	5.5%	$5,801	5.5%	$10,563	4.9%	$11,067	5.4%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	519	0.5%	301	0.3%	530	0.2%	338	0.2%
Provision for income taxes	2,541	2.3%	2,197	2.1%	3,918	1.8%	3,305	1.6%
Depreciation and amortization	2,553	2.3%	2,433	2.3%	5,169	2.4%	4,664	2.3%
Non-GAAP EBITDA	$11,670	10.6%	$10,732	10.2%	$20,180	9.3%	$19,374	9.5%

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 29,	December 29,
	2019	2018

Assets
Cash and cash equivalents	$15,588	$38,028
Accounts receivable and unbilled services, net	132,097	130,585
Other current assets	17,773	12,527
Total current assets	165,458	181,140

Property and equipment, net	52,003	48,088
Goodwill and intangible assets, net	95,369	96,054
Right-of-use assets	114,704	—
Other assets	58,393	45,564
Total assets	$485,927	$370,846

Liabilities and shareholders’ equity
Accounts payable	$21,486	$21,938
Accrued expenses	72,394	108,233
Revolving line of credit	41,000	—
Current portion of lease liabilities	10,898	—
Other current liabilities	7,015	12,326
Total current liabilities	152,793	142,497
Non-current portion of lease liabilities	127,281	—
Other non-current liabilities	10,973	31,877
Total liabilities	291,047	174,374

Total shareholders’ equity	194,880	196,472
Total liabilities and shareholders’ equity	$485,927	$370,846

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal Year-to-Date Period Ended
	June 29,	June 30,
	2019	2018
Operating activities:
Net income	$10,245	$11,725
Adjustments to reconcile net income to net cash used in operating activities:
Non-cash items, net	11,611	11,090
Accounts receivable and unbilled services	(1,068)	(14,179)
Working capital items, net	(66,897)	(41,437)
Net cash used in operating activities	(46,109)	(32,801)

Investing activities:
Purchases of property and equipment	(3,904)	(8,939)
Net cash used in investing activities	(3,904)	(8,939)

Financing activities:
Issuance of common stock, principally stock option exercises	1,526	916
Borrowings under revolving line of credit	50,000	30,161
Repayments under line of credit	(9,000)	(8,802)
Tax withholding payments reimbursed by shares	(388)	(1,783)
Cash paid on dividend equivalents	(35)	(98)
Cash dividend paid to shareholders	(3,196)	(2,795)
Repurchases of common stock	(11,510)	(20,389)
Net cash provided by (used in) financing activities	27,397	(2,790)

Effect of foreign exchange rates on cash and cash equivalents	176	(480)

Net decrease in cash and cash equivalents	(22,440)	(45,010)
Cash and cash equivalents at beginning of period	38,028	54,035

Cash and cash equivalents at end of period	$15,588	$9,025

Noncash investing and financing activities:
Purchases of property and equipment not yet paid for	$4,053	$4,704
Purchases of property and equipment by a third party	$62	$—
Asset retirement obligations	$335	$220
Right-of-use assets obtained in exchange for lease obligations	$37,284	$—
Right-of-use assets related to the adoption of ASC 842	$82,329	$—
Lease Liabilities related to the adoption of ASC 842	$106,765	$—
Supplemental cash flow information:
Cash paid for taxes	$3,583	$1,158
Cash paid for interest	$510	$273